EXHIBIT D
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Bruno Sangle-Ferriere the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for the undersigned in the undersigned’s name, place and stead, to execute, on behalf of the undersigned, any and all Schedules 13D, with respect to the beneficial ownership of shares of common stock, $1.00 par value per share, of ASA (Bermuda) Limited, and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, or the securities administrator of any jurisdiction, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Date: October 1, 2007

/s/ Robert S. Ferguson
Robert S. Ferguson
Principal, Benchmark Plus Management, LLC